Exhibit 10.3

AMENDMENT TO STAC SECURITY AGREEMENT

THIS AGREEMENT (the “Agreement”) is dated as of March 26, 2008, and is made by SendTec Acquisition Corp., a Delaware corporation (“Grantor”) and Christiana Corporate Services, Inc., a Delaware corporation, as Agent for the Holders (in such capacity, together with its successors and assigns, if any, “Agent”).

RECITALS

Pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) dated October 31, 2005, among Grantor and the other parties thereto, and the Senior Secured Convertible Debentures (the “Debentures”) issued by STAC pursuant to the Purchase Agreement, the Holders (as defined in the Purchase Agreement) extended the loans evidenced by the Debentures (the “Loans”) to Grantor. The Loans are secured pursuant to a STAC Security Agreement dated October 31, 2005 in favor of the Holders and Agent (the “Security Agreement”).

STAC, the Holders, and SendTec, Inc., a Delaware corporation (“SendTec”) have now entered into a Recapitalization Agreement dated the date hereof (the “Recapitalization Agreement”) providing for the restructuring of the Loans and the issuance of amended and restated Debentures and residual Debentures (collectively, the “Replacement Debentures”). In consideration of the Loans, the recapitalization pursuant to the Recapitalization Agreement, the Replacement Debentures, and in consideration of any other financial accommodations heretofore or hereafter extended by the Holders to STAC and SendTec, whether pursuant to the Purchase Agreement, the Recapitalization Agreement or any other Transaction Documents, Grantor has agreed to the terms of this Agreement.

TERMS

NOW, THEREFORE, in consideration of the foregoing, Grantor hereby agrees with Agent as follows:

1. Recitals. All of the above recitals are true and correct.

2. Definitions and Construction. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Recapitalization Agreement.

3. Ratification, Applicability of Security Agreement; No Novation. Grantor hereby ratifies, restates, and confirms each of the provisions of the Security Agreement on and as of the date hereof. Grantor agrees that each of the Transaction Documents is an “Obligation” and a “Secured Obligation,” as defined in the Security Agreement, that is secured by the Security Agreement. A default in any of the Transaction Documents shall be a default under the Security Agreement. A default under the Security Agreement shall be a default under the Transaction Documents. The parties intend that this Agreement shall not constitute a novation.

4. Cooperation; Further Assurances. Grantor agrees to cooperate with Agent so that the interests of Agent are protected and the intent of the Security Agreement can be effectuated. Grantor agrees to execute all documents and to provide whatever further assurances Agent may reasonably request or deem necessary to effectuate the terms of this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

GRANTOR:

SENDTEC ACQUISITION CORP., a Delaware corporation

By:
Paul Soltoff, President

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